Exhibit 99.1

MySize Receives Nasdaq Listing Extension

Tel Aviv, – July 7, 2022 – MySize, Inc. (NASDAQ: MYSZ) (TASE: MYSZ.TA) (“MySize” or the “Company”), an omnichannel e-commerce platform and provider of AI-driven measurement solutions to drive revenue growth and reduce costs for its business clients, today announced the receipt of a notice from Nasdaq granting the Company an additional 180 day period, or until January 2, 2023, to meet Nasdaq’s minimum $1.00 bid price per share requirement.

The Company was first notified by Nasdaq of its failure to maintain a minimum bid price of $1.00 per share for 30 consecutive trading days under Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A) on January 3, 2022, and was given until July 5, 2022 to regain compliance. The Company did not regain compliance with the minimum $1 bid price per share requirement during the first 180 calendar day compliance period and submitted written request to the Nasdaq to afford it an additional 180-day compliance period to cure the deficiency.

If at any time before January 2, 2023, the bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq is expected to provide written confirmation of compliance to the Company and the listing compliance matter will be closed.

“Nasdaq’s extension is well received by MySize, as we expect significant momentum in our revenue and operational performance over the next six months. As reported in our first quarter financial report, our revenue guidance for calendar 2022 is $5 million, a substantial increase over prior years,” said Ronen Luzon, CEO, and Founder of MySize.

About MySize Inc.

MySize, Inc. (NASDAQ: MYSZ) (TASE: MYSZ.TA) is an omnichannel e-commerce platform and provider of AI-driven measurement solutions to drive revenue growth and reduce costs for its business clients. Orgad, its online retailer platform, has expertise in e-commerce, supply chain, and technology operating as a third-party seller on Amazon.com and other sites. MySize recently launched FirstLook Smart Mirror, a mirror-like touch display that provides in-store customers an enhanced shopping experience and contactless checkout. FirstLook Smart Mirror extends MySize’s reach into physical stores and is expected to contribute to revenues through unit sales and recurring service fees.

MySize has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications, including the apparel, e-commerce, DIY, shipping, and parcel delivery industries. This proprietary measurement technology is driven by several algorithms that are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website: www.mysizeid.com.

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To learn more about MySize and for additional information, please visit: our website: www.mysizeid.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contacts:

Or Kles, CFO

ir@mysizeid.com